Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Big Lots Reports Q1 Results

Q1 comparable sales and gross margins decline due to challenging macro environment and vendor disruption; operating expenses, excluding adjustments, better than expected

Q1 GAAP EPS loss of $7.10; adjusted EPS loss of $3.40

External partner engagement has identified over $200 million of bottom-line opportunities across gross margin and SG&A over the next 18 months; opportunities are in addition to $100 million of structural SG&A savings, as well as significant inbound freight savings identified for 2023

Q1 inventory down approximately in line with sales; strengthening liquidity through expected asset monetization of approximately $340 million, suspension of dividend, and other actions

Expect to drive significant business improvements in the back half of 2023 as we deliver more newness and incredible value across our assortment

Furniture and seasonal to return to being strong growth drivers for the business as consumer confidence improves

For Q1 Results Presentation, Please Visit: https://www.biglots.com/corporate/investors

Columbus, Ohio – May 26, 2023 – Big Lots, Inc. (NYSE: BIG) today reported a net loss of $206.1 million, or $7.10 per share, for the first quarter of fiscal 2023 ended April 29, 2023. This result includes a net after-tax charge of $107.4 million, or $3.70 per share, associated with the net impact of synthetic lease exit costs, forward distribution center closure costs, store asset impairment charges, and a gain on the sale of real estate and related expenses. Excluding this charge, the adjusted net loss in the first quarter of 2023 was $98.7 million, or $3.40 per share (see non-GAAP table included later in this release). The net loss for the first quarter of fiscal 2022 was $11.1 million, or $0.39 per share.

Net sales for the first quarter of fiscal 2023 totaled $1.124 billion, an 18.3% decrease compared to $1.375 billion for the same period last year. The decline to last year was driven by a comparable sales decrease of 18.2%. We estimate comparable sales were adversely impacted by approximately 300 basis points due to product shortages in furniture, resulting from the unexpected closure of our largest vendor in November 2022. This impact excludes the attachment impact on adjacent categories, such as soft home. A net decrease in store count, partially offset by new stores and relocations, contributed approximately 10 basis points of sales decline compared to the first quarter of 2022.

Commenting on today’s results announcement, Bruce Thorn, President and CEO of Big Lots stated, “Macro-economic headwinds have created significant challenges for us, which are reflected in our results and outlook. But we are confident that these headwinds will abate, and that when they do, we will see a major boost to our business. In particular, we expect furniture and seasonal to return to being the strong growth drivers for our business they have been in the past, as consumer confidence improves and as we continue to bring newness and incredible value to our assortment."

While we navigate through this difficult environment, we are being very aggressive in how we are managing our business. We are significantly raising our SG&A savings target to over $100 million in 2023, and have identified over $200 million of bottom-line opportunities across gross margin and SG&A we will be pursuing over the next 18 months. Further, we are highly encouraged by the green shoots we are seeing as we work to turn the business. Notably, as a result of our efforts to introduce more bargains and treasures, marketing them better, and serving our customers well, the reactivation of lapsed customers was strong in Q1, up 9%.

We are also highly focused on ensuring we have plenty of liquidity to get through this period of macroeconomic challenges. In addition to cost and inventory reduction efforts, these actions include expected further asset monetization of approximately $340 million, and the decision made by our Board of Directors this week to suspend our dividend.”

“Turning to Q1 results, our lower-income consumer was hurt by inflation, lower tax refunds, and higher interest rates, and their confidence has been shaken by banking failures. Further, we continue to cycle the pull forward of higher-ticket purchases during the pandemic. In addition to these macroeconomic factors, our furniture sales, especially Broyhill upholstery, continued to be adversely impacted by product shortages related to the abrupt closure of our largest vendor, while Seasonal lawn and garden was affected by unfavorable weather. We addressed these sales challenges quickly with increased markdown and promotional activity which hurt our gross margins, but successfully brought our year-over-year inventories down approximately in line with the sales decline. We also tightly managed costs, with SG&A that came in better than our guidance.”

“We are making good progress in our efforts to accelerate the mix of bargains and treasures, while making them easier to find and more convenient to purchase. Combined with a focus on improving productivity, making disciplined investment decisions, and seizing opportunities from distressed competitors, I am confident that as we pass through this challenging period, we will emerge as a significantly stronger company.”

A summary of adjustments to loss per diluted share is included in the table below.

Q1 2023

Earnings (loss) per diluted share - as reported	($7.10)

Adjustment to exclude net impact of synthetic lease exit costs, forward distribution center contract termination costs, store asset impairment charges, and a gain on the sale of real estate and related expenses (1)	$3.70

Earnings (loss) per diluted share - adjusted basis	($3.40)

(1) Non-GAAP detailed reconciliation provided in statement below

Asset Monetization Update

Regarding asset monetization, on May 24, 2023, the company entered into a letter of intent for a sale and leaseback of the Apple Valley, California, distribution center; corporate headquarters building in Columbus, Ohio; and most of the remaining owned stores. The value of the transaction is expected to be $340 million, or $240 million in net proceeds after considering the $100 million balance remaining on synthetic lease for the Apple Valley, California distribution center, which would be used to pay down debt under the Asset-Based Lending Facility. Due to available net operating losses, taxes on the gain on sale of the assets are expected to be minimal. The closing date is expected to be late in the second quarter or early in the third quarter of fiscal 2023, and the transaction is subject to customary due diligence and execution of a definitive purchase and sale agreement with standard closing conditions.

Inventory and Cash Management
Inventory ended the first quarter of fiscal 2023 at $1.088 billion compared to $1.339 billion for the same period last year, with the 18.8% decrease driven by lower in-transit inventory and on-hand units.

The company ended the first quarter of fiscal 2023 with $51.3 million of Cash and Cash Equivalents and $501.6 million of Long-term Debt under its $900 million asset-based lending facility, compared to $61.7 million of Cash and Cash Equivalents and $270.8 million of Long-term Debt as of the end of the first quarter of fiscal 2022.

Dividend and Share Repurchases
On May 23, 2023, the Board of Directors declared a suspension of the dividend. The company did not execute any share repurchases during the quarter. The company has $159 million remaining under its December 2021 $250 million authorization.

Company Outlook
For the second quarter, the company expects comps to be down in the high-teens range, similar to Q1. Net new stores will add about 30 basis points of growth versus 2022. The company expects the second quarter gross margin rate to slightly improve versus the prior year, but remain in the low-30s range driven by significant markdowns on slow-moving seasonal merchandise. The company is not providing EPS guidance at this point. The company expects a share count of approximately 29.3 million for Q2.

With regard to the full year, sales and gross margin momentum will be weighted towards the back half of the year, as key actions to improve the business gain traction, and as cost reductions, including freight, continue to be realized. Given significant uncertainty in the macroeconomic environment, at this point the company is not providing formal full year guidance.

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. ET to discuss the financial results for the first quarter of fiscal 2023. A webcast of the conference call is available through the Investor Relations section of the company’s website
http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website http://www.biglots.com/ after 12:00 p.m. ET today and will remain available through midnight ET on Friday, June 9, 2023. A replay of this call will also be available beginning today at 12:00 p.m. ET through June 9 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and entering Replay Conference ID 13738614.

About Big Lots
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is one of America’s largest home discount retailers, operating more than 1,420 stores in 48 states, as well as a best-in-class ecommerce platform with expanded fulfillment and delivery capabilities. The Company’s mission is to help customers “Live Big and Save Lots” by offering unique treasures and exceptional bargains on everything for their home, including furniture, seasonal decor, kitchenware, pet supplies, food items, laundry and cleaning essentials and more. Big Lots is the recipient of Home Textiles Today's 2021 Retail Titan Award. For more information about the company or to find the store nearest you, visit biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “continue,” “could,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit conditions, inflation, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

CONTACTS:

Investor Relations	Media Relations
Alvin Concepcion	Josh Chaney
aconcepc@biglots.com	jchaney@biglots.com
(614) 278-2705	(614) 398-8896

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	APRIL 29	APRIL 30
	2023	2022
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$51,320	$61,707
Inventories	1,087,656	1,338,737
Other current assets	88,887	125,362
Total current assets	1,227,863	1,525,806

Operating lease right-of-use assets	1,554,158	1,729,053

Property and equipment - net	644,226	749,416

Deferred income taxes	121,926	10,199
Other assets	39,797	37,283
	$3,587,970	$4,051,757

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$316,900	$488,524
Current operating lease liabilities	254,448	233,683
Property, payroll and other taxes	72,805	95,920
Accrued operating expenses	127,440	121,977
Insurance reserves	35,321	36,227
Accrued salaries and wages	26,100	24,745
Income taxes payable	918	1,325
Total current liabilities	833,932	1,002,401

Long-term debt	501,600	270,800

Noncurrent operating lease liabilities	1,509,454	1,577,932
Deferred income taxes	0	22,854
Insurance reserves	58,224	59,847
Unrecognized tax benefits	8,372	10,623
Other liabilities	125,029	126,972

Shareholders' equity	551,359	980,328
	$3,587,970	$4,051,757

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	APRIL 29, 2023		APRIL 30, 2022
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,123,577	100.0	$1,374,714	100.0
Gross margin	392,469	34.9	504,594	36.7
Selling and administrative expenses	617,066	54.9	480,779	35.0
Depreciation expense	36,582	3.3	37,356	2.7
Operating loss	(261,179)	(23.2)	(13,541)	(1.0)
Interest expense	(9,149)	(0.8)	(2,750)	(0.2)
Other income (expense)	5	0.0	1,040	0.1
Loss before income taxes	(270,323)	(24.1)	(15,251)	(1.1)
Income tax benefit	(64,250)	(5.7)	(4,169)	(0.3)
Net loss	($206,073)	(18.3)	($11,082)	(0.8)

Earnings (loss) per common share
Basic	($7.10)		($0.39)
Diluted	($7.10)		($0.39)

Weighted average common shares outstanding
Basic	29,018		28,621
Dilutive effect of share-based awards	—		—
Diluted	29,018		28,621

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	APRIL 29, 2023	APRIL 30, 2022
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($168,938)	($196,233)

Net cash used in investing activities	(12,481)	(41,241)

Net cash provided by financing activities	188,009	245,459

Increase in cash and cash equivalents	6,590	7,985
Cash and cash equivalents:
Beginning of period	44,730	53,722
End of period	$51,320	$61,707

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, depreciation expense, depreciation expense rate, operating loss, operating loss rate, income tax benefit, effective income tax rate, net loss, and diluted earnings (loss) per share for the first quarter of 2023 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share (non-GAAP financial measures).

First Quarter of 2023 - Thirteen weeks ended April 29, 2023

	As Reported	Adjustment to exclude synthetic lease exit costs and related expenses	Adjustment to exclude forward distribution center ("FDC") contract termination costs and related expenses	Adjustment to exclude store asset impairment charges	Adjustment to exclude gain on sale of real estate and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$617,066	$(53,567)	$(8,624)	$(83,808)	$3,799	$474,866
Selling and administrative expense rate	54.9%	(4.8%)	(0.8%)	(7.5%)	0.3%	42.3%
Depreciation expense	36,582	—	(993)	—	—	35,589
Depreciation expense rate	3.3%	—	(0.1%)	—	—	3.2%
Operating loss	(261,179)	53,567	9,617	83,808	(3,799)	(117,986)
Operating loss rate	(23.2%)	4.8%	0.9%	7.5%	(0.3%)	(10.5%)
Income tax benefit	(64,250)	13,813	2,480	20,443	(899)	(28,413)
Effective income tax rate	23.8%	(0.6%)	(0.1%)	(0.9%)	0.1%	22.3%
Net loss	(206,073)	39,754	7,137	63,365	(2,900)	(98,717)
Diluted earnings (loss) per share	$(7.10)	$1.37	$0.25	$2.18	$(0.10)	$(3.40)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) synthetic lease exit costs and related expenses of $53,567 ($39,754, net of tax), FDC contract termination costs and related expenses of $9,617 ($7,137, net of tax), store asset impairment charges of $83,808 ($63,365, net of tax), and a gain on sale of real estate and related expenses of $3,799 ($2,900, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.